Exhibit 10.02


    FINANCIAL CONSULTING AGREEMENT BETWEEN MIDSOUTH CAPITAL BROKERS (MS) AND
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                   TELZUIT MEDICAL TECHNOLOGIES, INC (TELZUIT)
                   -------------------------------------------

THE SERVICES OF MS

In its role as Financial Advisor, MS shall provide the following services:

Arrange 8 meetings and 2 luncheons in Atlanta for broker and investor presentations. The luncheons will have a minimum of forty brokers. At least three follow on meetings with other brokerage firms, including one with the MidSouth Capital brokers.

COMPENSATION

In connection with the services to be provided, as outlined above, the Company shall pay to MS fees in the following manner:

MS shall be entitled to the sum of 12,500 shares of restricted common stock of Telzuit upon execution of this agreement. Upon completion of the meetings with the above stated attendance, MS shall receive an additional 12,500 shares. Should the meetings not take place due to any fault on the part of MS, then the entitlement to the initial 12,500 shares shall be invalidated. All shares will be issued to MS at such time as the company's (Telzuit) SB2 stock registration filing is declared effective by the SEC.

NOTICES

Except as otherwise specifically agreed, all notices and other communications made under this agreement shall be in writing and when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt requested. All notices sent shall be sent to the representatives of the party to be notified at the addresses indicated respectively below, or at such other addresses as the parties to be notified may from time to time by like notice hereafter specify:

If to the Company:           Mr. Don Sproat
                             Telzuit Inc.
                             5422 Carrier Dr. Suite 306
                             Orlando, FL 32819


If to Mid South Capital:     Mr. Timothy C. Moody
                             MidSouth Capital Inc.
                             3500 Peachtree Parkway Suite 410
                             Norcross, GA 30092

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INDEMNIFICATION AND CONTRIBUTION

The Company agrees to indemnify MS (and its directors, officers, shareholders, partners, agents, employees, and controlling persons) to the full extent required by law against any and all claims, losses and expenses as incurred (including all reasonable attorney's fees and disbursements of MS) in connection with such claims arising from MS's engagement hereunder.

In like manner, MS shall indemnify the Company, and hold it harmless, from any and all loss, damage, liability or expense, including cost and reasonable attorney's fees, to which it may become subject, or which it may incur by reason of or in connection with any misrepresentations or misstatements of facts that MS, or any of its representatives, may willfully make, knowing such statements to be false.

REPRESENTATIONS  AND  WARRANTIES

All communication and information provided by the Company to MS, whether written or oral, with respect to operations and profitability are true and accurate. MS may rely on the accuracy thereof.

The financial statements of the Company together with the related schedules and notes as set forth in the Company's annual report and or subsequent quarterly reports present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, throughout the periods indicated except as otherwise stated therein.

The Company is not in default, which default has not been waived, in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any debenture or loan agreement of the Company. Except with respect to such defaults which have been waived in writing or for which consents have been obtained in writing, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of the Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

The Company is duly incorporated and validly existing and is in good standing as a corporation under the laws of the state of Florida with authorized and outstanding capital stock as set forth in the Company's most recent filing with the SEC, and with full

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corporate  power and the authority to own its property and conduct its business, present and proposed, as described in the filing, the Company has full corporate power and authority to enter into this Agreement. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the Company.

The Stock and Warrant have been duly and validly authorized and, when issued and delivered as described in the Agreement or in the Warrants as applicable, will be validly issued, fully paid and nonassessable. The Stock and Warrant Stock, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable against it in accordance with the terms thereof. A sufficient number of shares of common stock will be reserved for issuance upon exercise of the Warrants.

CONFIDENTIALITY

In connection with the engagement, MS shall have access to confidential materials of the Company. MS, its shareholders, employees and agents shall keep all such information strictly confidential in whatever form so received, and shall execute a confidentiality agreement if so requested by the Company, and MS agrees that the Company shall be entitled to equitable and injunctive relief including damages in the event MS breached any of its confidentiality obligations to the Company.


AGREED AND ACCEPTED THIS     DAY OF AUGUST, 2005 BY: TELZUIT MEDICAL
                        -----


TECHNOLOGIES, INC.


By:  /s/ Don Sproat
     -------------------------
     Don Sproat, CEO




MIDSOUTH CAPITAL. INC.


By:  /s/ Timothy C. Moody
     ------------------------------
     Timothy C. Moody Executive Vice President

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